UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2012, The Active Network, Inc. (the “Company”) granted the following time-based restricted stock units (“RSUs”), performance-based restricted stock units (“Initial Performance RSUs”) and option awards (“Options”) to the Company’s named executive officers, in accordance with the terms of the Company’s 2011 Equity Incentive Plan (the “2011 Plan”) as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 30, 2012:

Name	Title	RSU Grant (Total # of Shares	Option Grant (Total # of Shares)	Initial Performance RSU Grant (Target # of Shares)
David Alberga	Chief Executive Officer and Chairman	59,045	195,313	59,045
Matthew Landa	President	49,961	165,265	49,961
Scott Mendel	Chief Financial Officer	36,336	120,192	36,336
Darko Dejanovic	Chief Technology, Product and Innovation Officer	45,419	150,240	45,419
Sheryl Roland	Executive Vice President, Human Resources	16,250	48,829	16,250

The time-based RSUs vest twenty-five percent (25%) on the first year anniversary of the grant date and in equal installments on each of the three anniversaries thereafter, subject to the named executive officer’s continuous employment through each of the vesting dates.

The Options vest over four years in equal monthly installments, subject to the named executive officer’s continuous employment through each of the vesting dates; provided however, the options do not become exercisable until the Company’s 15-day moving average stock price meets or exceeds (a) $20.00 within two years from the grant date, (b) $22.50 within three years from the grant date, or (c) $25.00 within four years from the grant date. In addition, each named executive officer’s vested Options become exercisable following a “change in control” of the Company (as such term is defined in the named executive officer’s retention agreement or change in control agreement).

The Initial Performance RSUs vest on May 23, 2015 contingent upon the Company’s achievement of revenue and Adjusted EBITDA performance objectives for the three year performance period ended December 31, 2014. The Initial Performance RSUs granted up to the target amount based on the Company’s achievement of certain target performance objectives (the “Target Objectives”) each will be settled in one share of the Company’s common stock. The actual number of Initial Performance RSUs to be earned by each named executive officer will be assessed on a linear basis and the degree to which the Company achieves the performance objectives will determine the actual number of Initial Performance RSUs to be earned by the named executive officers.

On August 28, 2012, the Compensation Committee of the Board of Directors (the “Committee”) granted additional performance-based restricted stock units to the named executive officers in lieu of previously granted performance based cash bonuses contingent upon the Company exceeding the Target Objectives (the “Supplemental Performance RSUs” and together with the Initial Performance RSUs, the “Performance RSUs”). The Supplemental Performance RSUs vest on May 23, 2015 contingent upon the Company’s achievement of revenue and Adjusted EBITDA performance objectives for the three year performance period ended December 31, 2014. Each Supplemental Performance RSU will be settled at the Committee’s election in either (i) one share of the Company’s common stock, or (ii) a cash award based on the Company’s stock price on the date of vesting. The Supplemental Performance RSUs will be assessed on a linear basis and the degree to which the Company achieves the performance objectives in excess of the Target Objectives will determine the actual amount of Supplemental Performance RSUs to be earned by the named executive officers. The maximum number of Supplemental Performance RSUs which may be earned by the named executive officers is set forth below:

Name	Title	Supplemental Performance RSU Grant (Maximum #)
David Alberga	Chief Executive Officer and Chairman	118,090
Matthew Landa	President	99,922
Scott Mendel	Chief Financial Officer	72,672
Darko Dejanovic	Chief Technology, Product and Innovation Officer	90,838
Sheryl Roland	Executive Vice President, Human Resources	32,500

After completion of the three year performance period, the Committee will certify the extent to which the performance objectives have been met, and will determine the number of Performance RSUs that have been earned based on this performance. Performance RSUs that are earned will only be awarded if the executive remains employed by the Company through May 23, 2015.

If a named executive officer’s employment with the Company is terminated by the Company without “cause” at any time, or if the named executive officer terminates employment with the Company for “good reason” within twelve (12) months following a “change in control” transaction (as such terms are defined in the named executive officer’s retention agreement or change in control agreement with the Company), such number of Performance RSUs will become fully vested upon the named executive officer’s termination of employment in accordance with the following formula:

Target Amount of Performance RSUs, multiplied by the quotient of (A) Number of full months elapsed from the grant date of the Performance RSUs to the date that is one year following the date of such executive officer’s termination of employment, divided by (B) 36.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: August 31, 2012	/s/ Matthew Landa
Matthew Landa
President